Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, January 26, 2009		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q4 2008 Financial Results

Subscribers – 9.4 million

Revenue – $359.6 million

GAAP Net Income – $22.7 million

GAAP EPS – $0.38 per diluted share

LOS GATOS, Calif., January 26, 2009 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2008.

“Consumers embraced the Netflix experience in near record numbers last quarter” said Reed Hastings, Netflix co-founder and chief executive officer, “with growth in our core DVD offering and growing momentum with internet streaming.”

Fourth-Quarter and Fiscal-Year 2008 Financial Highlights

Subscribers. Netflix ended the fourth quarter of 2008 with approximately 9,390,000 total subscribers, representing 26 percent year-over-year growth from 7,479,000 total subscribers at the end of the fourth quarter of 2007 and 8 percent sequential growth from 8,672,000 subscribers at the end of the third quarter of 2008.

Net subscriber change in the quarter was an increase of 718,000 compared to an increase of 451,000 for the same period of 2007 and an increase of 261,000 for the third quarter of 2008.

Gross subscriber additions for the quarter totaled 2,085,000, representing 39 percent year-over-year growth from 1,495,000 gross subscriber additions in the fourth quarter of 2007 and 36 percent quarter-over-quarter growth from 1,528,000 gross subscriber additions in the third quarter of 2008.

Of the 9,390,000 total subscribers at quarter end, 98 percent, or 9,164,000, were paid subscribers. The other 2 percent, or 226,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the fourth quarter of 2007 and at the end of the third quarter of 2008.

Revenue for the fourth quarter of 2008 was $359.6 million, representing 19 percent year-over-year growth from $302.4 million for the fourth quarter of 2007, and a 5 percent sequential increase from $341.3 million for the third quarter of 2008. Revenue for fiscal 2008 was $1.365 billion, up 13 percent from $1.205 billion for fiscal 2007.

Gross margin1 for the fourth quarter of 2008 was 35.2 percent compared to 33.8 percent for the fourth quarter of 2007 and 34.2 percent for the third quarter of 2008. Gross margin for fiscal 2008 was 33.3 percent compared to 34.8 percent for fiscal 2007.

GAAP net income for the fourth quarter of 2008 was $22.7 million, or $0.38 per diluted share compared to GAAP net income of $15.7 million, or $0.23 per diluted share, for the fourth quarter of 2007 and GAAP net income of $20.4 million, or $0.33 per diluted share, for the third quarter of 2008. GAAP net income grew 45 percent on a year-over-year basis and GAAP EPS grew 65 percent on a year-over-year basis.

GAAP net income for fiscal 2008 was $83.0 million, or $1.32 per diluted share compared to GAAP net income of $66.6 million, or $0.97 per diluted share, for fiscal 2007. GAAP net income grew 25 percent on a year-over-year basis and GAAP EPS grew 36 percent on a year-over-year basis.

Non-GAAP net income was $24.6 million, or $0.41 per diluted share, for the fourth quarter of 2008 compared to non-GAAP net income of $17.7 million, or $0.26 per diluted share, for the fourth quarter of 2007 and non-GAAP net income of $22.1 million, or $0.36 per diluted share, for the third quarter of 2008. Non-GAAP net income grew 39 percent on a year-over-year basis and non-GAAP EPS grew 58 percent on a year-over-year basis.

Non-GAAP net income was $90.7 million, or $1.44 per diluted share, for fiscal 2008 compared to non-GAAP net income of $73.8 million, or $1.07 per diluted share, for fiscal 2007. Non-GAAP net income grew 23 percent on a year-over-year basis and non-GAAP EPS grew 35 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation was $3.2 million for the fourth quarter of 2008 and the fourth quarter of 2007 and $3.0 million for the third quarter of 2008. Stock-based compensation for fiscal 2008 was $12.3 million compared to $12.0 million for fiscal 2007. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the fourth quarter of 2008 was $26.67 per gross subscriber addition compared to $34.58 for the same period of 2007 and $32.21 for the third quarter of 2008. SAC for fiscal 2008 was $29.12 per gross subscriber addition compared to $40.86 for fiscal 2007.

Churn3 for the fourth quarter of 2008 was 4.2 percent compared to 4.1 percent for the fourth quarter of 2007 and 4.2 percent for the third quarter of 2008. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the fourth quarter of 2008 was $51.0 million compared to $21.1 million in the fourth quarter of 2007 and $26.2 million for the third quarter of 2008. Free cash flow for fiscal 2008 was $94.7 million compared to $45.9 million in fiscal 2007.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.

[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Cash provided by operating activities for the fourth quarter of 2008 was $92.1 million compared to $87.6 million for the fourth quarter of 2007 and $60.5 million for the third quarter of 2008. Cash provided by operating activities for fiscal 2008 was $284.0 million compared to $277.4 million for fiscal 2007.

Stock Buyback

The Company also is announcing today that its Board of Directors has authorized a stock repurchase program for 2009. Based on the Board’s authorization, the Company anticipates a repurchase program of up to $175 million.

Stock repurchases under this program may be made through open market transactions and, from time to time, privately negotiated transactions with third parties, and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, alternative investment opportunities and other market conditions. Repurchased shares would be returned to the status of authorized but un-issued shares of common stock.

Business Outlook

The Company’s performance expectations for the first quarter of 2009 and full-year 2009 are as follows:

First-Quarter 2009

•	Ending subscribers of 10.1 million to 10.3 million

•	Revenue of $387 million to $393 million

•	GAAP net income of $15 million to $20 million

•	GAAP EPS of $0.25 to $0.33 per diluted share

Full-Year 2009

•	Ending subscribers of 10.6 million to 11.3 million

•	Revenue of $1.58 billion to $1.635 billion

•	GAAP net income of $88 million to $98 million

•	GAAP EPS of $1.43 to $1.59 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 50,150,991 shares as of December 31, 2008, up slightly from 50,148,071 shares as of September 30, 2008, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 5:00 p.m. Pacific Time on January 26, 2009 through midnight on January 29, 2009. To listen to a replay, call (719) 457-0820, access code 8834367.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. (NASDAQ: NFLX) is the world’s largest online movie rental service, with more than nine million subscribers. For one low monthly price, Netflix members can get DVDs delivered to their homes and can instantly watch movies and TV episodes streamed to their TVs and PCs, all in unlimited amounts. Members can choose from over 100,000 DVD titles and a growing library of more than 12,000 choices that can be watched instantly. There are never any due dates or late fees. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from more than 55 distribution centers. More than 95 percent of Netflix members live in areas that generally receive shipments in one business day. Netflix is also partnering with leading consumer electronics companies to offer a range of devices that can instantly stream movies and TV episodes to members’ TVs from Netflix. For more information, visit http://www.netflix.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the first quarter of 2009 and the full-year 2009 as well as the anticipated size of our 2009 stock repurchase program. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers, especially in the current uncertain economic environment; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the deterioration of the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; customer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment and, with respect to the stock repurchase program, changes in cash flows, cash balances, economic and market conditions, stock price and additional Board action. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues	$359,595	$341,269	$302,355	$1,364,661	$1,205,340
Cost of revenues:
Subscription	193,635	186,573	168,673	761,133	664,407
Fulfillment expenses *	39,211	37,923	31,377	149,101	121,761

Total cost of revenues	232,846	224,496	200,050	910,234	786,168

Gross profit	126,749	116,773	102,305	454,427	419,172
Operating expenses:
Technology and development *	24,052	23,368	18,453	89,873	70,979
Marketing *	55,617	49,217	51,704	199,713	218,212
General and administrative *	10,762	11,742	13,570	49,662	52,404
Gain on disposal of DVDs	(1,603)	(1,628)	(1,696)	(6,327)	(7,196)
Gain on legal settlement	—	—	—	—	(7,000)

Total operating expenses	88,828	82,699	82,031	332,921	327,399

Operating income	37,921	34,074	20,274	121,506	91,773
Other income (expense):
Interest expense on lease financing obligations	(677)	(677)	(295)	(2,458)	(1,188)
Interest and other income (expense)	852	1,536	4,929	12,452	20,340

Income before income taxes	38,096	34,933	24,908	131,500	110,925
Provision for income taxes	15,364	14,562	9,217	48,474	44,317

Net income	$22,732	$20,371	$15,691	$83,026	$66,608

Net income per share:
Basic	$0.39	$0.34	$0.24	$1.36	$0.99
Diluted	$0.38	$0.33	$0.23	$1.32	$0.97
Weighted average common shares outstanding:
Basic	58,906	60,408	65,156	60,961	67,076
Diluted	60,311	62,272	67,042	62,836	68,902

* Stock-based compensation included in expense line items:

Fulfillment expenses	$126	$126	$100	$466	$427
Technology and development	1,095	950	1,105	3,890	3,695
Marketing	462	460	561	1,886	2,160
General and administrative	1,511	1,499	1,476	6,022	5,694

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$22,732	$20,371	$15,691	$83,026	$66,608
Stock-based compensation	3,194	3,035	3,242	12,264	11,976
Income tax effect of stock-based compensation	(1,287)	(1,266)	(1,200)	(4,585)	(4,760)

Non-GAAP net income	$24,639	$22,140	$17,733	$90,705	$73,824

Non-GAAP net income per share:
Basic	$0.42	$0.37	$0.27	$1.49	$1.10
Diluted	$0.41	$0.36	$0.26	$1.44	$1.07
Weighted average common shares outstanding:
Basic	58,906	60,408	65,156	60,961	67,076
Diluted	60,311	62,272	67,042	62,836	68,902

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2008	December 31, 2007*
Assets
Current assets:
Cash and cash equivalents	$139,881	$177,439
Short-term investments	157,390	207,703
Prepaid expenses	8,122	6,116
Prepaid revenue sharing expenses	18,417	6,983
Current content library, net	18,691	16,301
Deferred tax assets	5,617	2,254
Other current assets	13,329	15,627

Total current assets	361,447	432,423
Content library, net	98,547	112,070
Property and equipment, net	124,948	113,175
Deferred tax assets	22,409	16,865
Other assets	10,595	4,465

Total assets	$617,946	$678,998

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$100,344	$99,951
Accrued expenses	31,394	36,466
Current portion lease financing obligations	1,152	823
Deferred revenue	83,127	71,665

Total current liabilities	216,017	208,905
Lease financing obligations, excluding current portion	37,988	35,652
Other liabilities	16,786	4,629

Total liabilities	270,791	249,186
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2008 and December 31, 2007; 58,862,478 and 64,912,915 issued and outstanding at December 31, 2008 and December 31, 2007, respectively	62	65
Additional paid-in capital	338,577	402,710
Treasury stock at cost (3,491,084 shares)	(100,020)	—
Accumulated other comprehensive income	84	1,611
Retained earnings	108,452	25,426

Total stockholders’ equity	347,155	429,812

Total liabilities and stockholders’ equity	$617,946	$678,998

*	Certain amounts have been reclassified for the change in the accounting for the streaming content portion of our content library.

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2008	September 30, 2008*	December 31, 2007*	December 31, 2008	December 31, 2007*
Cash flows from operating activities:
Net income	$22,732	$20,371	$15,691	$83,026	$66,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	9,141	8,643	6,162	32,454	22,219
Amortization of content library	47,579	47,596	54,751	209,757	203,415
Amortization of discounts and premiums on investments	185	122	72	623	24
Stock-based compensation expense	3,193	3,035	3,242	12,263	11,976
Excess tax benefits from stock-based compensation	(753)	(1,093)	(4,984)	(5,220)	(26,248)
Loss (gain) on disposal of property and equipment	—	(1)	14	101	142
Loss (gain) on sale of short-term investments	618	494	(323)	(3,130)	(687)
Gain on disposal of DVDs	(3,494)	(3,205)	(2,906)	(13,350)	(14,637)
Deferred taxes	(1,172)	(3,894)	342	(8,427)	(893)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	11,038	(7,022)	(816)	(4,181)	(3,893)
Content library	(11,123)	(5,773)	(15,348)	(48,290)	(34,821)
Accounts payable	(7,917)	(744)	15,091	7,111	16,555
Accrued expenses	171	4,730	(567)	(1,823)	32,809
Deferred revenue	17,232	(1,989)	15,344	11,464	1,987
Other assets and liabilities	4,670	(775)	1,842	11,659	2,868

Net cash provided by operating activities	92,100	60,495	87,607	284,037	277,424

Cash flows from investing activities:
Purchases of short-term investments	(76,118)	(22,950)	(35,228)	(256,959)	(405,340)
Proceeds from sale of short-term investments	59,723	50,609	35,453	307,333	200,832
Purchases of property and equipment	(7,471)	(9,226)	(9,863)	(43,790)	(44,256)
Acquisition of intangible asset	—	(62)	(550)	(1,062)	(550)
Acquisitions of content library	(38,295)	(28,828)	(59,505)	(162,849)	(208,647)
Proceeds from sale of DVDs	4,695	3,787	3,884	18,368	21,640
Investment in business	—	—	—	(6,000)	—
Other assets	(32)	3	(482)	(1)	297

Net cash used in investing activities	(57,498)	(6,667)	(66,291)	(144,960)	(436,024)

Cash flows from financing activities:
Principal payments of lease financing obligations	(237)	(234)	(100)	(823)	(390)
Proceeds from issuance of common stock	3,231	2,576	5,745	18,873	9,611
Excess tax benefits from stock-based compensation	753	1,093	4,984	5,220	26,248
Repurchases of common stock	(9,992)	(90,028)	(34,310)	(199,905)	(99,860)

Net cash used in financing activities	(6,245)	(86,593)	(23,681)	(176,635)	(64,391)

Net increase (decrease) in cash and cash equivalents	28,357	(32,765)	(2,365)	(37,558)	(222,991)
Cash and cash equivalents, beginning of period	111,524	144,289	179,804	177,439	400,430

Cash and cash equivalents, end of period	$139,881	$111,524	$177,439	$139,881	$177,439

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$92,100	$60,495	$87,607	$284,037	$277,424
Purchases of property and equipment	(7,471)	(9,226)	(9,863)	(43,790)	(44,256)
Acquisition of intangible asset	—	(62)	(550)	(1,062)	(550)
Acquisitions of content library	(38,295)	(28,828)	(59,505)	(162,849)	(208,647)
Proceeds from sale of DVDs	4,695	3,787	3,884	18,368	21,640
Other assets	(32)	3	(482)	(1)	297

Non-GAAP free cash flow	$50,997	$26,169	$21,091	$94,703	$45,908

*	Certain amounts have been reclassified for the change in the accounting for the streaming content portion of our content library.

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Subscriber information:
Subscribers: beginning of period	8,672	8,411	7,028
Gross subscriber additions: during period	2,085	1,528	1,495
Gross subscriber additions year-to-year change	39.5%	17.8%	0.1%
Gross subscriber additions quarter-to-quarter sequential change	36.5%	10.4%	15.3%
Less subscriber cancellations: during period	(1,367)	(1,267)	(1,044)
Subscribers: end of period	9,390	8,672	7,479
Subscribers year-to-year change	25.6%	23.4%	18.4%
Subscribers quarter-to-quarter sequential change	8.3%	3.1%	6.4%
Free subscribers: end of period	226	182	153
Free subscribers as percentage of ending subscribers	2.4%	2.1%	2.0%
Paid subscribers: end of period	9,164	8,490	7,326
Paid subscribers year-to-year change	25.1%	24.0%	19.0%
Paid subscribers quarter-to-quarter sequential change	7.9%	3.1%	7.0%
Average monthly revenue per paying subscriber	$13.58	$13.60	$14.22
Churn	4.2%	4.2%	4.1%
Subscriber acquisition cost	$26.67	$32.21	$34.58
Margins:
Gross margin	35.2%	34.2%	33.8%
Operating margin	10.5%	10.0%	6.7%
Net margin	6.3%	6.0%	5.2%
Expenses as percentage of revenues:
Technology and development	6.7%	6.8%	6.1%
Marketing	15.5%	14.4%	17.1%
General and administrative	3.0%	3.4%	4.5%
Gain on disposal of DVDs	(0.5%)	(0.4%)	(0.5%)

Total operating expenses	24.7%	24.2%	27.2%
Year-to-year change:
Total revenues	18.9%	16.1%	9.1%
Fulfillment expenses	25.0%	23.3%	17.2%
Technology and development	30.3%	29.0%	40.9%
Marketing	7.6%	0.1%	(21.8%)
General and administrative	(20.7%)	(8.7%)	22.1%
Gain on disposal of DVDs	(5.5%)	(29.5%)	30.1%
Total operating expenses	8.3%	6.3%	(7.9%)